Exhibit (h)(v)

SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

Revised as of November 1, 2024

MAXIMUM OPERATING EXPENSE LIMITS

Fund Name	Class of Shares	Maximum Operating Expense Limit[1]	Expiration Date of Limit[2]
Barrow Hanley Concentrated Emerging Markets ESG Opportunities Fund	Institutional Shares	104bps	February 1, 2026
	Advisor Shares	114bps	February 1, 2026
	Investor Shares	129bps	February 1, 2026
	Class Z Shares	104bps	February 1, 2026

Barrow Hanley Emerging Markets Value Fund	Institutional Shares	98bps	February 1, 2026

	Advisor Shares	108bps	February 1, 2026

	Investor Shares	123bps	February 1, 2026

	Class Z Shares	98bps	February 1, 2026

Barrow Hanley Floating Rate Fund	Institutional Shares	59bps	February 1, 2026

	Advisor Shares	69bps	February 1, 2026

	Investor Shares	84bps	February 1, 2026

	Class Z Shares	59bps	February 1, 2026

Barrow Hanley International Value Fund	Institutional Shares	85bps	February 1, 2026

	Advisor Shares	95bps	February 1, 2026

	Investor Shares	110bps	February 1, 2026

	Class Z Shares	85bps	February 1, 2026

[1]	Expressed as a percentage of a Fund’s average daily net assets.
[2]

The expense cap shall continue in effect thereafter for additional one year periods so long as such continuation is approved at least annually by JOHCM (USA) Inc (d/b/a Perpetual Americas Funds Services) and the Board of Trustees of the Trust.

Fund Name	Class of Shares	Maximum Operating Expense Limit[1]	Expiration Date of Limit[2]
Barrow Hanley Total Return Bond Fund	Institutional Shares	35bps	February 1, 2026
	Advisor Shares	45bps	February 1, 2026
	Investor Shares	60bps	February 1, 2026
	Class Z Shares	35bps	February 1, 2026

Barrow Hanley US Value Opportunities Fund	Institutional Shares	70bps	February 1, 2026
	Advisor Shares	80bps	February 1, 2026
	Investor Shares	95bps	February 1, 2026
	Class Z Shares	70bps	February 1, 2026

JOHCM Emerging Markets Opportunities Fund	Institutional Shares	104bps	February 1, 2025
	Advisor Shares	114bps	February 1, 2025
	Investor Shares	129bps	February 1, 2025
	Class Z Shares	104bps	February 1, 2025

JOHCM Emerging Markets Discovery Fund	Institutional Shares	124bps	February 1, 2025
	Advisor Shares	134bps	February 1, 2025
	Investor Shares	149bps	February 1, 2025
	Class Z Shares	124bps	February 1, 2025

JOHCM Global Select Fund	Institutional Shares	98bps	February 1, 2025
	Advisor Shares	108bps	February 1, 2025
	Investor Shares	123bps	February 1, 2025
	Class Z Shares	98bps	February 1, 2025

JOHCM International Opportunities Fund	Institutional Shares	88bps	February 1, 2026[3]

	Advisor Shares	98bps	February 1, 2026[3]

	Investor Shares	113bps	February 1, 2026[3]

	Class Z Shares	88bps	February 1, 2026[3]

[3]

Recoupable Fees/Expenses and AIT Predecessor Recoupable Fees/Expenses will continue to accrue but will not be paid to the Adviser prior to the earlier of February 1, 2026 and the termination date of the Amended and Restated Supplemental Expense Limitation Agreement dated as of February 1, 2024.

Fund Name	Class of Shares	Maximum Operating Expense Limit[1]	Expiration Date of Limit[2]
JOHCM International Select Fund	Institutional Shares	98bps	February 1, 2025

	Investor Shares	121bps	February 1, 2025

	Class Z Shares	98bps	February 1, 2025

Regnan Global Equity Impact Solutions	Institutional Shares	89bps	February 1, 2025

	Advisor Shares	99bps	February 1, 2025

	Investor Shares	114bps	February 1, 2025

	Class Z Shares	89bps	February 1, 2025

Regnan Sustainable Water and Waste Fund	Institutional Shares	89bps	February 1, 2025

	Advisor Shares	99bps	February 1, 2025

	Investor Shares	114bps	February 1, 2025

	Class Z Shares	89bps	February 1, 2025

TSW Core Plus Bond Fund	Institutional Shares	50bps	February 1, 2026

	Advisor Shares	60bps	February 1, 2026

	Investor Shares	75bps	February 1, 2026

	Class Z Shares	50bps	February 1, 2026

TSW Emerging Markets Fund	Institutional Shares	99bps	February 1, 2025

	Advisor Shares	109bps	February 1, 2025

	Investor Shares	124bps	February 1, 2025

	Class Z Shares	99bps	February 1, 2025

TSW High Yield Bond Fund	Institutional Shares	65bps	February 1, 2025

	Advisor Shares	75bps	February 1, 2025

	Investor Shares	90bps	February 1, 2025

	Class Z Shares	65bps	February 1, 2025

Fund Name	Class of Shares	Maximum Operating Expense Limit[1]	Expiration Date of Limit[2]
TSW Large Cap Value Fund	Institutional Shares	73bps	February 1, 2025

	Advisor Shares	83bps	February 1, 2025

	Investor Shares	98bps	February 1, 2025

	Class Z Shares	73bps	February 1, 2025

Trillium ESG Global Equity Fund	Institutional Shares	99bps	November 1, 2025

	Advisor Shares	109bps	November 1, 2025

	Investor Shares	124bps	November 1, 2025

	Class Z Shares	99bps	November 1, 2025

Trillium ESG Small/Mid Cap Fund	Institutional Shares	97bps	November 1, 2025

	Advisor Shares	107bps	November 1, 2025

	Investor Shares	122bps	November 1, 2025

	Class Z Shares	97bps	November 1, 2025

Schedule A to the Third Amended and Restated Expense Limitation Agreement is hereby Agreed and Acknowledged as of the date first above written:

PERPETUAL AMERICAS FUNDS TRUST, on behalf of itself and each of its series as set forth on Schedule A

By:	/s/ David Lebisky
Name:	David Lebisky
Title:	Chief Compliance Officer

JOHCM (USA) INC (d/b/a PERPETUAL AMERICAS FUNDS SERVICES)

By:	/s/ Jonathan Weitz
Name:	Jonathan Weitz
Title:	Chief Operating Officer

[Signature Page to Schedule A of the Third Amended and Restated Expense Limitation Agreement]